[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE QUASAR FUND

10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH NOVEMBER 30, 1997
                                                                Total
                                                     Shares     Shares  % of Issue                      Shares
                          Date     Shares   Price perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedShare    Fund Group (000)   By Group Broker(s)              11/30/97
American Disposal Services10/22/97 62,500   $30.50   75,000     6,000   1.25%    Oppenheimer + Co. Inc. 403,900
Drill Quip Inc            10/22/97 48,300   $24.00   3,600      5,000   0.07%    Morgan Stanley & Co.   0
Metromedia Fiber Network I10/28/97 54,300   $16.00   101,700    7,092   1.43%    Salomon Brothers Inc.  0
Trimeris Inc              10/07/97 126,000  $12.00   150,000    2,075   7.23%    UBS Securities         0
IRI Intl Corp             11/13/97 108,100  $18.00   131,300    12,000  1.09%    Lehman Brothers Inc.   108,100
Meadowcraft Inc           11/25/97 140,900  $13.00   168,000    3,125   5.38%    Edwards AG & Sons      140,900
Rayovac Corp              11/20/97 293,400  $14.00   350,000    6,700   5.22%    Merrill Lynch Pierce   167,400

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1997 THROUGH FEBRUARY 28, 1998
                                                                Total
                          Date     Shares   Price perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedShare    Fund Group (000)   By Group Broker(s)              02/28/97
Princeton Video Image, Inc12/16/97 253,200  $7.00    299,400    4,000   7.49%    Allen & Co.            253,200
United Rental Inc.        12/18/97 211,000  $13.50   249,500    7,000   3.56%    Merrill Lynch Pierce   348,100
Royal Olympic Cruise Lines02/04/98 132,000  $15.00   154,400    6,100   2.53%    Lazard Freres          0
Associate Materials Inc   02/26/98 458,500  $16.00   527,700    2,129   24.79%   Smith Barney           458,500

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MARCH 31, 1998
                                                                Total
                          Date     Shares   Price perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedShare    Fund Group (000)   By Group Broker(s)              03/31/98
PC Connection Inc         03/03/98 1,700    $17.50   4,800      3,125   0.15%    Blair William & Co.    0
Waddell & Reed Financial  03/04/98 102,200  $23.00   117,400    21,700  0.54%    Morgan Stanley & Co.   279,200
Exodus Communications Inc 03/18/98 23,100   $15.00   60,600     4,500   1.35%    Goldman Sachs          0
ISS Group Inc             03/23/98 15,600   $22.00   41,700     3,000   1.39%    Goldman Sachs          164,800

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by the underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.